Number

DC

COMMON STOCK

dijji™

Shares

DIJJI CORP.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

SEE REVERSE FOR CERTAIN DEFINITIONS AND LEGENDS

CUSIP 25402R 10 1

THIS CERTIFIES THAT

is the record holder of

FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, $.001 PAR VALUE PER SHARE, OF

DIJJI CORP.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

DIJJI CORP. CORPORATE SEAL 1997 NEVADA

CHIEF FINANCIAL OFFICER

PRESIDENT

COUNTERSIGNED AND REGISTERED:
INTERWEST TRANSFER COMPANY
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

AMERICAN BANK NOTE COMPANY
711 ARMSTRONG LANE
COLUMBIA, TENNESSEE 38401
(931) 388-3003

SALES: JAYNE DICKINSON: 708-385-9112

/ETHER 7 / LIVE JOBS / S / DIJJI 22062 FACE

PRODUCTION COORDINATOR: MIKE PETERS 931-490-1714
PROOF OF DECEMBER 12, 2005
DIJJI CORPORATION
TSB 22062 FACE

Operator: Teresa

REV. 1

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____ OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF

Colors Selected for Printing: Logo is a vector image, prints in process colors. Intaglio prints in SC-13 Red.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common
TEN ENT – as tenants by the entireties
JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT–......................Custodian......................
(Cust) (Minor)
under Uniform Gifts to Minors
Act..
(State)

UNIF TRF MIN ACT–.................Custodian (until age...........)
(Cust)
.......................under Uniform Transfers
(Minor)
to Minors Act......................................
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, ______________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____

____

____ Shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ Attorney

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ______________________

X ____

X ____

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed

By ____

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PRODUCTION COORDINATOR: MIKE PETERS 931-490-1714 PROOF OF DECEMBER 9, 2005 **DIJJI CORPORATION** **TSB 22062 BACK**
SALES: JAYNE DICKINSON: 708-385-9112	Operator: Teresa
/ ETHER 7 / LIVE JOBS / S / DIJJI 22062 BACK	NEW

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____ OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF